Exhibit 10.164

GUARANTY OF PAYMENT

This GUARANTY OF PAYMENT dated as of December 10, 2007 (this “Guaranty”), is executed by INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation (the “Guarantor”), to and for the benefit of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Lender”).

RECITALS:

A.        The Lender has agreed to loan the principal amount of Two Hundred Eighty One Million, One Hundred Sixty Eight Thousand Forty-Six and 00/100 Dollars ($281,168,046) (the “Loan”) to Inland American ST Portfolio, L.L.C. and to Inland American ST Florida Portfolio, L.L.C., each a Delaware limited liability company (together, the “Borrower”) pursuant to the terms and conditions of that certain Loan and Security Agreement dated as of even date herewith (the “Loan Agreement”). All terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement between the Borrower and the Lender.

B.        As a condition precedent to the Lender’s extension of the Loan to the Borrower and in consideration therefor, the Lender has required the execution and delivery of (i) this Guaranty by the Guarantor, (ii) that certain Promissory Note dated even date herewith, executed by the Borrower and made payable to the order of the Lender (the “Note”), evidencing the Loan, (iii) various Mortgages, Security Agreement, Assignment of Leases and Rents and Fixture Filing, Deeds of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing and Deeds to Secure Debt, Security Agreement, Assignment of Leases and Rents and Fixture Filing, each dated as of even date herewith, executed by a Borrower to and for the benefit of the Lender (collectively the “Mortgage”) encumbering the real property, improvements and personalty described therein (the “Premises”), and (iv) the other Loan Documents (as defined in the Loan Agreement).

C.        The Guarantor is the sole member of the Borrower and, having a financial interest in the Premises, has agreed to execute and deliver this Guaranty to the Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Guarantor hereby agrees as follows:

AGREEMENTS:

1.         Guaranty of Payment.  The Guarantor hereby unconditionally, absolutely and irrevocably guaranties to the Lender the punctual payment and performance when due, whether at stated maturity or by acceleration or otherwise, of the indebtedness and other obligations of the Borrower to the Lender evidenced by the Note and any other amounts that may become owing by the Borrower under the Loan Documents (such indebtedness, obligations and other amounts are hereinafter referred to as “Payment Obligations”). This Guaranty is a present and continuing guaranty of payment and not of collectability, and the Lender shall not be required to prosecute collection, enforcement or other remedies against the Borrower or any other guarantor of the Payment Obligations, or to enforce or resort to any collateral for the repayment of the Payment Obligations or other rights or remedies pertaining thereto, before calling on the Guarantor for payment. If for any reason the Borrower shall fail or be unable to pay, punctually and fully, any of the Payment Obligations, the Guarantor shall pay such obligations to the Lender in full immediately upon demand. One or more successive actions may be brought against the Guarantor, as often as the Lender deems advisable, until all of the Payment Obligations are paid and performed in full. The Payment Obligations, together with all other payment and performance obligations of the Guarantor hereunder, are referred to herein as the “Obligations”. Capitalized terms used but not defined herein shall the same meanings given them in the Loan Agreement.

2.       Representations and Warranties.  The following shall constitute representations and warranties of the Guarantor, and the Guarantor hereby acknowledges that the Lender intends to make the Loan in reliance thereon:

(a)       The Guarantor is not in default, and no event has occurred which, with the passage of time and/or the giving of notice, would constitute a default, under any agreement to which the Guarantor is a party, the effect of which could materially adversely impair performance by the Guarantor of its obligations under this Guaranty. Neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any applicable law, rule, regulation, judgment, decree or order, or will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of the Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Guarantor is a party or to which the Guarantor or the property of the Guarantor may be subject.

(b)       There are no litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending, or to the knowledge of the Guarantor, threatened that could adversely affect performance by the Guarantor of its obligations under this Guaranty.

(c)       Neither this Guaranty nor any statement or certification as to facts previously furnished or required herein to be furnished to the Lender by the Guarantor, contains any material inaccuracy or untruth in any representation, covenant or warranty or omits to state a fact material to this Guaranty.

(d)       Guarantor has the full corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder; the execution, delivery and performance of this Guaranty by Guarantor has been duly and validly authorized; and all requisite corporate action has been taken by Guarantor to make this Guaranty valid and binding upon Guarantor, enforceable in accordance with its terms.

(e)       No approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Guaranty.

(f)        This Guaranty constitutes a valid, legal and binding obligation of Guarantor, enforceable against it in accordance with the terms hereof subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principals of equity.

(g)       Guarantor has filed all federal state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it; Guarantor does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

3.       Covenants.  As of the last day of each fiscal quarter, of Guarantor (i.e., March 31. June 30, and September 30), (i) the ratio of EBIDTA to Fixed Charges shall not be less than 1.5 to 1, and (ii) the Consolidated Net Worth of Guarantor shall not be less than $3,000,000,000 plus 75% of the equity contributions or sales of treasury stock received by Guarantor after September 30, 2007, with Consolidated Net Worth not being increased by the value of the adviser or any property management companies that may be acquired in exchange for the issuance of the stock of Guarantor. As used herein, the following terms shall be defined as follows:

“Capitalized Lease Obligations” shall mean all rental obligations of a Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

“Consolidated Net Income” shall mean, with respect to Guarantor and its subsidiaries for any period, the consolidated net income (or loss) of the Guarantor and its subsidiaries for such period as determined in accordance with GAAP, excluding any extraordinary gains and any gains from discontinued operations.

“Consolidated Net Worth” shall mean at any time the total of Tangible Assets minus Liabilities.

“Depreciation” shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the Guarantor’s financial statements and determined in accordance with GAAP.

“EBITDA” shall mean, for any period, (a) the sum for such period of: (i) Consolidated Net Income, plus (ii) Interest Charges, plus (iii) federal and state income taxes (including the Illinois replacement tax), plus (iv) Depreciation, plus (v) non-cash management compensation expense, plus (vi) all other non-cash charges, minus (b) [unless financials/covenants are calculated on a consolidated basis] income or loss attributable to equity in any Affiliate or subsidiary), in each case to the extent included in determining Net Income for such period.

“Fixed Charges” means the sum for such fiscal quarter of (i) Interest Charges plus (ii) required payments of principal of all indebtedness of Guarantor, and plus (iii) all required distributions and dividends on any preferred stock of Guarantor.

“Interest Charges” shall mean, for any period, the sum of: (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Lease Obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP.

“Liabilities” shall mean at all times all liabilities of Guarantor that would be shown as such on a balance sheet of Guarantor prepared in accordance with GAAP.

“Tangible Assets” shall mean the total of all assets appearing on a balance sheet of Guarantor prepared in accordance with GAAP, after deducting all proper reserves (including reserves for Depreciation) minus the sum of (i) goodwill, patents, trademarks, prepaid expenses, deposits, deferred charges and other personal property which is classified as intangible property in accordance with GAAP, and (ii) any amounts due from shareholders, Affiliates, officers or employees of Guarantors.

4.       Continuing Guaranty.  The Guarantor agrees that performance of the Obligations by the Guarantor shall be a primary obligation, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that the Guarantor may have against the Lender, the Borrower, any other guarantor of the Obligations or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not the Guarantor shall have any knowledge thereof), including without limitation:

(a)       any lack of validity or enforceability of any of the Loan Documents;

(b)       any termination, amendment, modification or other change in any of the Loan Documents, including, without limitation, any modification of the interest rate(s) described therein;

(c)       any furnishing, exchange, substitution or release of any collateral securing repayment of the Loan, or any failure to perfect any lien in such collateral;

(d)       any failure, omission or delay on the part of the Borrower, the Guarantor, any other guarantor of the Obligations or the Lender to conform or comply with any term of any of the Loan Documents or any failure of the Lender to give notice of any Event of Default (as defined in the Loan Agreement);

(e)       any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the Loan Documents;

(f)        any action or inaction by the Lender under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of the Lender to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred on it in any of the Loan Documents, or any other action or inaction on the part of the Lender;

(g)       any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to the Borrower, the Guarantor or any other guarantor of the Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(h)       any merger or consolidation of the Borrower into or with any entity, or any sale, lease or transfer of any of the assets of the Borrower, the Guarantor or any other guarantor of the Obligations to any other person or entity;

(i)        any change in the ownership of the Borrower or any change in the relationship between the Borrower, the Guarantor or any other guarantor of the Obligations, or any termination of any such relationship;

(j)        any release or discharge by operation of law of the Borrower, the Guarantor or any other guarantor of the Obligations from any obligation or agreement contained in any of the Loan Documents; or

(k)       any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against the Borrower or the Guarantor to the fullest extent permitted by law.

5.       Waivers.  The Guarantor expressly and unconditionally waives (i) notice of any of the matters referred to in Section 4 above, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against the Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Loan Documents and notice of any Event of Default or any failure on the part of the Borrower, the Guarantor or any other guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of any of the Loan Documents, (iii) any right to the enforcement, assertion or exercise against the Borrower, the Guarantor or any other guarantor of the Obligations of any right or remedy conferred under any of the Loan Documents, (iv) any requirement of diligence on the part of any person or entity, (v) any requirement on the part of the Lender to exhaust any remedies or to mitigate the damages resulting from any default under any of the Loan Documents, and (vi) any notice of any sale, transfer or other disposition of any right, title or interest of the Lender under any of the Loan Documents.

6.       Subordination.  The Guarantor agrees that any and all present and future debts and obligations of the Borrower to the Guarantor are hereby subordinated to the claims of the Lender and are hereby assigned by the Guarantor to the Lender as security for the Obligations and the obligations of the Guarantor under this Guaranty.

7.         Subrogation Waiver.  Until the Obligations are paid in fall and all periods under applicable bankruptcy law for the contest of any payment by the Guarantor or the Borrower as a preferential or fraudulent payment have expired, the Guarantor knowingly, and with advice of counsel, waives, relinquishes, releases and abandons all rights and claims to indemnification, contribution, reimbursement, subrogation and payment which the Guarantor may now or hereafter have by and from the Borrower and the successors and assigns of the Borrower, for any payments made by the Guarantor to the Lender, including, without limitation, any rights which might allow the Borrower, the Borrower’s successors, a creditor of the Borrower, or a trustee in bankruptcy of the Borrower to claim in bankruptcy or any other similar proceedings that any payment made by the Borrower or the Borrower’s successors and assigns to the Lender was on behalf of or for the benefit of the Guarantor and that such payment is recoverable by the Borrower, a creditor or trustee in bankruptcy of the Borrower as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from the Lender.

8.         Reinstatement.  The obligations of the Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations or the obligations of the Guarantor under this Guaranty is rescinded or otherwise must be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guarantor or the Borrower or otherwise, all as though such payment had not been made.

9.         Financial Statements.  The Guarantor represents and warrants to the Lender that (a) the financial statements of the Guarantor previously submitted to the Lender are true, complete and correct in all material respects, disclose all actual and contingent liabilities, and fairly present the financial condition of the Guarantor, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statements submitted or this Guaranty, and (b) no material adverse change has occurred in the financial statements from the dates thereof until the date hereof. The Guarantor covenants and agrees to furnish to the Lender or its authorized representatives information regarding the business affairs, operations and financial condition of the Guarantor, including, but not limited to, (i) promptly when available, and in any event, within one hundred twenty (120) days after the close of each of its fiscal years, a copy of the annual audited financial statements of the Guarantor, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Lender may reasonably request, in reasonable detail, prepared and certified without adverse reference to going concern value and without qualification by an independent auditor of recognized standing, selected by the Guarantor and reasonably acceptable to the Lender; and (ii) promptly when available, and in any event, within forty five (45) days following the end of each fiscal quarter, a copy of the financial statements of the Guarantor regarding such fiscal quarter, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended and such other information (including nonfinancial information) as the Lender may reasonably request, in reasonable detail, prepared and certified as true and correct by the Guarantor’s treasurer or chief financial officer.

Guarantor shall, contemporaneously with the furnishing of the financial statements pursuant to Section 9, deliver to the Lender a duly completed compliance certificate (a “Compliance

Certificate”), dated the date of such financial statements and certified as true and correct by an appropriate officer of the Guarantor, containing a computation of each of the financial covenants set forth in Section 3.

Guarantor represents and warrants to Lender that (i) the Guarantor shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, (ii) no change with respect to such accounting principles shall be made by Guarantor without giving prior notification to Lender, (iii) the financial statements of the Guarantor delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will fairly and accurately reflect the financial condition of the Guarantor, (iv) Lender shall have the right at all times during business hours to inspect the books and records of the Guarantor and make extracts therefrom, and (v) Guarantor agrees to advise Lender immediately of any development, condition or event that may have a Material Adverse Effect on the Guarantor.

10.       Transfers; Sales, Etc.  The Guarantor shall not sell, lease, transfer, convey or assign any of its assets, unless such sale, lease, transfer, conveyance or assignment will not have a material adverse effect on the business or financial condition of the Guarantor or its ability to perform its obligations hereunder. In addition, the Guarantor shall neither become a party to any merger or consolidation, nor, except in the ordinary course of its business consistent with past practices, acquire all or substantially all of the assets of, a controlling interest in the stock of, or a partnership or joint venture interest in, any other entity.

11.       Enforcement Costs.  If: (a) this Guaranty, is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (b) one or more attorneys is retained to represent the Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, or (c) one or more attorneys is retained to represent the Lender in any other proceedings whatsoever in connection with this Guaranty, then the Guarantor shall pay to the Lender upon demand all fees, costs and expenses incurred by the Lender in connection therewith, including, without limitation, reasonable attorney’s fees, court costs and filing fees (all of which are referred to herein as the “Enforcement Costs”), in addition to all other amounts due hereunder.

12.       Successors and Assigns; Joint and Several Liability.  This Guaranty shall inure to the benefit of the Lender and its successors and assigns. This Guaranty shall be binding on the Guarantor and the heirs, legatees, successors and assigns of the Guarantor. It is agreed that the liability of the Guarantor hereunder is several and independent of any other guarantees or other obligations at any time in effect with respect to the Obligations or any part thereof and that the liability of the Guarantor hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or other obligations.

13.       No Waiver of Rights.  No delay or failure on the part of the Lender to exercise any right, power or privilege under this Guaranty or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

14.       Modification.  The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of the Lender.

15.       Joinder.  Any action to enforce this Guaranty may be brought against the Guarantor without any reimbursement or joinder of the Borrower or any other guarantor of the Obligations in such action.

16.       Severability.  If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Guarantor and the Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Guaranty and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

17.       Applicable Law.  This Guaranty is governed as to validity, interpretation, effect and in all other respects by laws and decisions of the State of Illinois.

18.       Notices.  All notices, communications and waivers under this Guaranty shall be in writing and shall be (a) delivered in person, (b) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (c) sent by overnight express carrier, addressed in each case as follows:

To the Lender:	LaSalle Bank National Association 135 South La Salle Street Chicago, Illinois 60603 Attn: National Institutional Real Estate (REIT 1 Division)

With a copy to:	Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, Illinois 60661 Attn: Marcia W. Sullivan, Esq.

To the Guarantor:	Inland American Real Estate Trust, Inc. 2901 Butterfield Road Oakbrook, IL 60523 Attn: Chief Financial Officer

With a copy to:	Inland American Real Estate Trust, Inc. 2901 Butterfield Road Oakbrook, IL 60523 Attn: Chief Financial Officer

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

19.       CONSENT TO JURISDICTION.  TO INDUCE THE LENDER TO ACCEPT THIS GUARANTY, THE GUARANTOR IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS. THE GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE GUARANTOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

20.       WAIVER OF DEFENSES.  OTHER THAN CLAIMS BASED UPON THE FAILURE OF THE LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, THE GUARANTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE GUARANTOR OR THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY LENDER IN ENFORCING THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

21.       WAIVER OF JURY TRIAL.  THE GUARANTOR AND THE LENDER (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GUARANTOR AGREES THAT THE GUARANTOR WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

22.       Facsimile Signatures.  Receipt of an executed signature page to this Guaranty by facsimile or other electronic transmission shall constitute effective delivery thereof.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty of Payment as of the date first above written.

INLAND AMERICAN REAL ESTATE TRUST, INC., a Maryland corporation

By:	/s/ Mary J. Pechous
Name:	Mary J. Pechous
Title:	Assistant Secretary